UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

BROADWAY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39043	95-4547287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Wilshire Boulevard, Suite 150, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share (including attached preferred stock purchase rights)	BYFC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 15, 2025, the Audit Committee of the Board of Directors of Broadway Financial Corporation (the “Company”) (NASDAQ: BYFC), the holding company of City First Bank, National Association, based on consultations with the Company’s management, concluded that the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, and the unaudited interim consolidated financial statements for the quarters ended March 31, 2024, June 30, 2024, September 30, 2024, and March 31, 2025 (collectively, the “Affected Financials”), each as previously filed with the Securities and Exchange Commission (“SEC”), should no longer be relied upon because of an error related to certain loan participation agreements and should therefore be restated. In addition, as a result of the foregoing determination, related press releases, stockholder communications, investor presentations and other communications describing relevant portions of the Affected Financials should no longer be relied upon.

The Company will restate the Affected Financials to record certain loan participation agreements in accordance with Accounting Standards Codification Topic 860 and file such restated consolidated financial statements with the SEC in amendments to the Company’s (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2025 (the “2024 10-K Amendment”) and (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on July 24, 2025 (the “Q1 2025 10-Q Amendment” and collectively with the 2024 10-K Amendment, the “Amendments”).

With respect to the 2024 10-K Amendment, the presentation of certain loan participation agreements in accordance with Accounting Standards Codification Topic 860 in the Company’s Consolidated Statements of Financial Condition, the related interest income and interest expense in the Company’s Consolidated Statements of Operations, and the allowance for credit losses for the fiscal years ended December 31, 2024 and 2023 and the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, will be impacted in the Company’s Consolidated Financial Statements for the fiscal years ended December 31, 2024 and 2023 and the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024.

With respect to the Q1 2025 10-Q Amendment, the presentation of certain loan participation agreements in accordance with Accounting Standards Codification Topic 860 in the Company’s Consolidated Statements of Financial Condition, the related interest income and interest expense in the Company’s Consolidated Statements of Operations, and the allowance for credit losses for the quarter ended March 31, 2025, will be impacted  in the Company’s Consolidated Financial Statements for the quarter ended March 31, 2025.

The Company’s Audit Committee and management have discussed the matters set forth herein with Baker Tilly US, LLP (formerly Moss Adams LLP), the Company’s independent registered public accounting firm for the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and Crowe LLP, the Company’s independent registered public accounting firm for the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

In connection with the Amendments, the Company’s management has identified a material weakness in the Company’s internal control over financial reporting as of the date the Affected Financials were originally filed. The Company will report this material weakness in the Amendments.

Cautionary Statement Regarding Forward-Looking Information

This report includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the effects of the errors on the Affected Financials and the filing of the Amendments. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual outcomes to differ materially from the outcomes expressed or implied by this report. Such risks include, among others, additional corrections to the Company’s consolidated financial statements resulting from the restatement described herein. All such factors are difficult to predict and may be beyond the Company’s control. The Company undertakes no obligation and does not intend to update or revise any forward-looking statements contained herein, except as required by law or regulation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

Date: October 17, 2025	By:	/s/ Zack Ibrahim
Zack Ibrahim
Executive Vice President and
Chief Financial Officer